UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 19, 2019
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware		1-9750	38-2478409
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York,	New York		10021
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (212) 606-7000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BID	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
As previously announced, on June 16, 2019, Sotheby’s (the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BidFair USA Inc., a Delaware corporation (formerly a Delaware limited liability company known as BidFair USA LLC) (“Parent”) and BidFair MergeRight Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are ultimately controlled by Patrick Drahi. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger.
On September 19, 2019, the Company issued a press release announcing that all required regulatory approvals with respect to the Merger have been obtained and that the closing date for the Merger is expected to be October 3, 2019, subject to the satisfaction of customary closing conditions.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.
Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which we have no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition may not be satisfied on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement between the parties to the proposed acquisition; (iii) the effect of the pendency of the proposed acquisition on the Company’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed acquisition; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed acquisition or the Merger Agreement between the parties to the proposed acquisition; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; and (ix) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Forms 10-K for the fiscal year ended December 31, 2018 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.
Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
99.1    Press Release of Sotheby's dated September 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and
Corporate Secretary

Date:	September 19, 2019

Exhibit Index

Exhibit No.    Description

99.1	Press Release of Sotheby's dated September 19, 2019.

101	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.